Exhibit 99.B(m)(4)(c)

SECOND AMENDMENT TO
THE VICTORY VARIABLE INSURANCE FUNDS CONTRACT OWNER ADMINISTRATIVE SERVICES AGREEMENT

This Amendment (“Amendment”) dated as of May 1, 2018, is by and among Victory Variable Insurance Funds (the “Trust”), on behalf of its series of portfolios (each a “Fund”) listed on Schedule B, as amended from time to time, and Nationwide Financial Services, Inc. (“NFS”).  This Amendment amends The Victory Variable Insurance Funds Contract Owner Administrative Services Agreement (the “Agreement”) dated June 30, 1999, as amended.

WHEREAS, the Trust and NFS desire to amend the Agreement.

NOW, THEREFORE, the Trust and NFS agree to the following:

1.             All references to “The Victory Variable Insurance Funds” are deleted and replaced with references to “Victory Variable Insurance Funds”.

2.              Schedule A to the Agreement is deleted in its entirety and replaced with the attached Schedule A.

3.              Schedule B to the Agreement is deleted in its entirety and replaced with the attached Schedule B.

4.              Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

NATIONWIDE FINANCIAL SERVICES, INC.

/s/ Steven D. Pierce
By:	Steven D. Pierce
Title:	VP IMG External Funds Management Ops

VICTORY VARIABLE INSURANCE FUNDS,
on behalf of each Fund listed on Schedule B, individually
and not jointly

/s/ Christopher Dyer
By:	Christopher Dyer
Title:	President

SCHEDULE A
TO ADMINISTRATIVE SERVICES AGREEMENT

Services Provided by NFS

Pursuant to the Agreement, NFS shall perform and incur expenses for all Administrative Services with respect to the Variable Contracts and the Contract Owners, including but not limited to, the following:

1.              Maintaining separate records for each contract owner, which shall reflect the Fund shares purchased and redeemed and Fund share balances of such Contract Owners.  NFS will maintain a single master account with each Fund on behalf of Contract Owners and such account shall be in the name of NFS (or its designee) as record owner of shares owned by Contract Owners.

2.              Disbursing or crediting to Contract Owners all proceeds of redemptions of shares of the Funds and all dividends and other distributions not reinvested in shares of the Funds.

3.              Preparing and transmitting to Contract Owners, as required by law, periodic statements showing the total number of shares owned by Contract Owners as of the statement closing date, purchases and redemptions of Fund shares by the Contract Owners during the period covered by the statement and the dividends and other distributions paid during the statement period (whether paid in cash or reinvested in Fund shares), and such other information as may be required, from time to time, by Contract Owners.

4.              Supporting and responding to service inquiries from Contract Owners.

5.              Maintaining and preserving all records required by law to be maintained and preserved in connection with providing the Services for Contract Owners.

6.              Generating written confirmations and quarterly statements to Contract Owners.

7.              Distributing to Contract Owners, to the extent required by applicable law, Funds’ prospectuses, proxy materials, periodic fund reports to Contract Owners and other materials that the Funds are required by law or otherwise to provide to their Contract Owners.

8.              Transmitting purchase and redemption orders to the Trust or its designee on behalf of the Contract Owners.

SCHEDULE B
TO ADMINISTRATIVE SERVICES AGREEMENT

The Trust agrees to pay the following quarterly amounts calculated as a percentage of the average daily net assets of the relevant Fund and Class held in the Accounts.

FUND NAME	CUSIP	ADMINISTRATIVE SERVICE FEE
Victory High Yield VIP Series I	92647D719	10 bps
Victory INCORE Invmt Qual Bd VIP Ser I	92647D735	10 bps
Victory INCORE Low Duration Bd VIP Ser I	92647D693	10 bps
Victory RS International VIP Series I	92647D685	10 bps
Victory RS Large Cap Alpha VIP Series I	92647D743	10 bps
Victory RS Small Cap Growth Eq VIP Ser I	92647D669	10 bps
Victory S&P 500 Index VIP Series I	92647D727	10 bps
Victory Sophus Em Mkts VIP Series I	92647D677	10 bps
Victory VIF Diversified Stk A	92646Q307	20 bps